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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT


We consent to the use of our report dated December 7, 2001, with respect to the consolidated balance sheets of OSI Pharmaceuticals, Inc. and subsidiaries as of September 30, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended September 30, 2001, incorporated herein by reference.

Our report refers to a change in the method of revenue recognition for certain upfront non-refundable fees in 2001.



                                                                   /s/  KPMG LLP

Melville, New York
June 24, 2002